Exhibit 99.1

Supplemental Financial and Operating Information

September 30, 2022

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

l

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

September 30, 2022

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations (FFO) for the Three and Nine Months Ended September 30, 2022	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three and Nine Months Ended September 30, 2022 and 2021	7

Computation of Earnings Per Share - Three and Nine Months Ended September 30, 2022 and 2021	8

Reconciliation of Net Operating Income (NOI) and EBITDAre (Non-GAAP Measures) – Three and Nine Months Ended September 30, 2022 and 2021	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Three Months Ended September 30, 2022 and 2021	10

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended September 30, 2022 and 2021	11

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Nine Months Ended September 30, 2022 and 2021	12

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Nine Months Ended September 30, 2022 and 2021	13

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations (FFO) and Funds Available for Distribution (FAD) (Non-GAAP Measures) – Three and Nine Months Ended September 30, 2022 and 2021	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary – Three and Nine Months Ended September 30, 2022	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants as of September 30, 2022	21

Lease Expirations as of September 30, 2022	22

Property Information as of September 30, 2022	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	26

Investment in Real Estate - Equity Method Investments at Ownership Share	27

Capital Expenditures – Three and Nine Months Ended September 30, 2022	28

Debt Analysis as of September 30, 2022	29

Debt Schedule as of September 30, 2022	31

Selected Debt Ratios	32

Forward Looking Statements	33

Definitions	34

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. The portfolio consists of 23 retail properties, 22 of which are operating properties and one is a development property. The 22 operating retail properties have a total of 18.3 million square feet and include 19 shopping malls and three other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Mario Ventresca

EVP & CFO

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0703

Heather Crowell

heather@gregoryfca.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Third Quarter 2022 Results

Core Mall Total Occupancy Increased 480 Basis Points to 94.4%

Core Mall Sales Per Square Foot Were $592 in September, up 10.4% compared to 2019

Average Renewal Spreads were 8.7% for the Quarter Ended September 30

Philadelphia, November 8, 2022 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(14.52)	$(8.44)	$(25.25)	$(24.05)
FFO	$(1.13)	$(1.10)	$0.38	$(1.70)
FFO, as adjusted	$(1.13)	$(1.20)	$(0.30)	$(3.00)

“We continue to make meaningful quality improvements throughout the portfolio and capitalize on more opportunities to harvest value from the portfolio evidenced by compliance with our credit facility extension requirements and recent traction in raising capital through asset sales to pay down debt,” said Joseph F. Coradino, Chairman and CEO of PREIT. “The addition of new-to-portfolio tenants and experiences, significant occupancy gains driving revenue and NOI increases, and improving leasing spreads provide additional opportunities to raise capital, which remains our top priority as we aim to unlock value for all stakeholders.”

•
Same Store NOI, excluding lease termination revenue, increased 3.3% and 3.5% for the three and nine months ended September 30, 2022 compared to the same periods ended September 30, 2021, respectively, driven by increased revenue from occupancy improvement.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 480 basis points to 94.4% compared to the third quarter 2021 and improving 60 basis points compared to June 30,2022. Core Mall non-anchor Occupancy improved 310 basis points to 91.4% compared to the third quarter of 2021 and 90 basis points compared to June 30, 2022.

•
Total Core Mall leased space, at 95.6%, exceeds occupied space by 120 basis points, and core mall non-anchor leased space, at 93.2%, is higher than occupied space by 180 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended September 30, 2022, core mall comparable sales grew to $592 per square foot, compared to $536 in 2019.
o
When Cumberland Mall (sold following close of the quarter) is excluded, portfolio sales per square foot as of September 30, 2022 were $598.
•
Average renewal spreads for the three and nine months ended September 30, 2022 were 8.7% and 4.2%, respectively.
•
The Company made notable advances in its capital-raising efforts, including the sale of Cumberland Mall and several outparcels. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $148 million during the ten months ended October 31, 2022. The Company currently has approximately $130 million in purchase and sales agreements executed or in final stages of negotiation, and has several others in the pipeline for potential future sales.

Leasing and Redevelopment

•
300,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $7.0 million.
•
Construction has started on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is now expected to open in 2023.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility and the 375-unit apartment development, following completion of the sale of land in the second quarter of 2022.
•
Tenant work is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $77.2 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(14.52) per basic and diluted share for the three months ended September 30, 2022, compared to net loss attributable to PREIT common shareholders of $44.6 million, or $(8.44) per basic and diluted share for the three months ended September 30, 2021.
•
Funds from Operations marginally decreased in the three months ended September 30, 2022 compared to the prior year period primarily due to lower NOI from Non-Same Store properties as a result of the sale of our interest in Gloucester Premium Outlets as well as higher interest expense partially offset by higher NOI from Same Store properties and lower general and administrative expenses.
•
FFO for the three months ended September 30, 2022 was $(1.13) per diluted share and OP Unit compared to $(1.10) per diluted share and OP Unit for the three months ended September 30, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and nine months ended September 30, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of September 30, 2022, the Company had $103.9 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $113.2 million.

During the quarter, the Company delivered to the Administrative Agent the Notices to Extend the Revolving Termination Date and the Term Loan Maturity Dates as defined in the Senior Credit Agreements. The Company has demonstrated compliance with the extension requirements, subject to a re-calculation of certain debt yield covenants and payment of certain extension fees as set forth in the Senior Credit Agreements.

Additionally, the Fashion District Philadelphia partnership funded the required paydown of the Fashion District Philadelphia mortgage.

Asset Dispositions

During the quarter, the Company executed on the sale of six outparcels for total proceeds of $15.2 million. Subsequent to the close of the quarter, the Company executed on the sale of Cumberland Mall for $44.6 million in gross proceeds, enabling the repayment of the $39.0 million mortgage loan balance.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday November 8, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations (1)

For the Three and Nine Months Ended September 30, 2022 as compared to the Three and Nine Months Ended September 30, 2021

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2022	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2021	$(6,495)	$(1.20)	$(16,205)	$(3.00)

Changes - Q3 2021 to Q3 2022

Contribution from anchor replacements and new box tenants	543	0.10	1,376	0.26
Impact from bankruptcies	16	0.01	191	0.04
Other leasing activity, including base rent and net CAM and real estate tax recoveries	273	0.05	362	0.07
Lease termination revenue	(641)	(0.12)	200	0.04
Credit losses	(4)	-	(332)	(0.06)
Other	382	0.07	1,040	0.19
Same Store NOI(1) from unconsolidated properties	209	0.04	291	0.06
Same Store NOI	778	0.15	3,128	0.60
Non Same Store NOI	(1,235)	(0.23)	(22,149)	(4.08)
General and administrative expenses	3,488	0.64	7,627	1.41
Capitalization of leasing costs	35	0.01	111	0.02
Other	2,185	0.39	33,049	6.08
Interest expense, net	(4,833)	(0.89)	(7,198)	(1.33)
Funds from Operations, as adjusted September 30, 2022	(6,077)	(1.13)	(1,637)	(0.30)
Provision for employee separation expense	5	-	6	-
Insurance recoveries	(2)	-	(2)	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, September 30, 2022	$(6,074)	$(1.13)	$2,055	$0.38

(1) Funds from Operations and NOI are non-GAAP measures. See definitions of Funds from Operations and NOI on page 34.

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	September 30, 2022	December 31, 2021
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	5,369	5,347
OP Units Outstanding	69	69
Total Common Shares and OP Units Outstanding	5,438	5,416
Equity Market Capitalization—Common Shares and OP Units	$15,825	$82,865
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$399,575	$466,615

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,160,108	$2,253,673

TOTAL MARKET CAPITALIZATION	$2,559,683	$2,720,288

Equity Capitalization/Total Market Capitalization	15.6%	17.2%
Debt Capitalization/Total Market Capitalization	84.4%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$32,402	$69,043
Revolving Facility	130,000	130,000
Amount Outstanding	(26,078)	(54,549)
Available Revolving Facility (2)	103,922	75,451
Term Loans	1,132,289	1,120,751
Amount Borrowed	(1,132,289)	(1,120,751)
Available Term Loans	-	-
TOTAL	$136,324	$144,494

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $55.8 million and $97.3 million of secured debt from our share of the FDP Term Loan as of September 30, 2022 and December 31, 2021 and $103.1 million and $57.8 million from our share of the FDP Partnership Loan as of September 30, 2022 and December 31, 2021, respectively.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three and Nine Months Ended September 30, 2022 and 2021

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands of dollars)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$65,796	$65,543	$195,888	$193,563
Expense reimbursements	4,864	4,650	13,223	12,436
Other real estate revenue	2,086	1,400	5,887	4,828
Total real estate revenue	72,746	71,593	214,998	210,827
Other income	67	143	377	430
Total revenue	72,813	71,736	215,375	211,257
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,564)	(26,408)	(80,511)	(79,899)
Utilities	(4,380)	(3,749)	(11,469)	(9,573)
Other property operating expenses	(2,246)	(1,972)	(6,585)	(6,580)
Total property operating expenses	(33,190)	(32,129)	(98,565)	(96,052)
Depreciation and amortization	(28,032)	(29,142)	(85,524)	(88,667)
General and administrative expenses	(10,965)	(14,453)	(32,192)	(39,819)
Other expenses	(65)	(66)	(143)	185
Total operating expenses	(72,252)	(75,790)	(216,424)	(224,353)
Interest expense, net (1)	(36,481)	(32,426)	(100,473)	(95,135)
Gain on debt extinguishment, net	—	—	—	4,587
Impairment of assets	(42,271)	(262)	(42,271)	(1,564)
Reorganization expenses	—	—	—	(267)
Total expenses	(151,004)	(108,478)	(359,168)	(316,732)
Equity in loss of partnerships (2)	(2,356)	(1,429)	(3,939)	(2,429)
Gain (loss) on sales of interests in real estate	7,509	(217)	9,210	(1,191)
Gain (loss) on sale of equity method investment	(77)	—	8,976	—
Gain (loss) on sales of real estate by equity method investee	—	(10)	—	1,337
Gain on sales of non operating real estate	1,772	—	10,527	—
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(71,343)	(38,398)	(115,331)	(107,758)
Less: net loss attributable to noncontrolling interest	989	669	1,718	2,686
Net loss attributable to PREIT	(70,354)	(37,729)	(113,613)	(105,072)
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net loss attributable to PREIT common shareholders	$(77,197)	$(44,572)	$(134,144)	$(125,603)

(1) Net of capitalized interest expense of $47 and $20 for the three months ended September 30, 2022 and 2021, respectively and $92 and $168 for the nine months ended September 30, 2022 and 2021, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $8 and $92 for the three months ended September 30, 2022 and 2021, respectively and $8 and $338 for the nine months ended September 30, 2022 and 2021, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Nine Months Ended September 30, 2022 and 2021

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss used to calculate loss per share—basic and diluted	$(77,197)	$(44,572)	$(134,144)	$(125,603)
Basic and diluted loss per share:	$(14.52)	$(8.44)	$(25.25)	$(24.05)

Weighted average shares outstanding—basic	5,317	5,279	5,313	5,222
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,279	5,313	5,222

(1) The Company had net losses used to calculate earnings per share for the three and nine months ended September 30, 2022 and 2021. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three and Nine Months Ended September 30, 2022 and 2021

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended September 30, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$39,536	$38,966	$570	1.5%	$20	$498	$39,556	$39,464
NOI attributable to equity method investments, at ownership share	6,688	6,480	208	3.2%	(3)	754	6,685	7,234
Total NOI	46,224	45,446	778	1.7%	17	1,252	46,241	46,698
Less: lease termination revenue	50	733	(683)	(93.2%)	-	146	50	879
Total NOI excluding lease termination revenue	$46,174	$44,713	$1,461	3.3%	$17	$1,106	$46,191	$45,819

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Net Operating Income ("NOI") Reconciliation for the Nine Months Ended September 30, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$117,126	$114,289	$2,837	2.5%	$(693)	$485	$116,433	$114,774
NOI attributable to equity method investments, at ownership share	21,790	21,499	291	1.4%	1,159	1,977	22,949	23,476
Total NOI	138,916	135,788	3,128	2.3%	466	2,462	139,382	138,250
Less: lease termination revenue	2,395	3,903	(1,508)	(38.6%)	49	146	2,444	4,049
Total NOI excluding lease termination revenue	$136,521	$131,885	$4,636	3.5%	$417	$2,316	$136,938	$134,201

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(71,343)	$(38,398)	$(115,331)	$(107,758)
Depreciation and amortization:
Consolidated	28,032	29,142	85,524	88,667
Unconsolidated properties at ownership share	2,678	3,095	8,673	9,257
Interest expense:
Consolidated	36,481	32,426	100,473	95,135
Unconsolidated properties at ownership share	6,319	5,541	18,084	16,224
(Gain) loss on sales of interests in real estate	(7,509)	217	(9,210)	1,191
(Gain) loss on sale of equity method investment	77	-	(8,976)	-
(Gain) loss on sales of real estate by equity method investee	-	10	-	(1,337)
Gain on debt extinguishment, net	-	-	-	(4,587)
Impairment of assets	42,271	262	42,271	1,564
EBITDAre	$37,006	$32,295	$121,508	$98,356

(1) EBITDAre is a non-GAAP measure. See definition on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended September 30, 2022 and 2021

(in thousands)

	Three Months Ended September 30,
	2022	2021
Net loss	$(71,343)	$(38,398)
Other income	(67)	(143)
Depreciation and amortization	28,032	29,142
General and administrative expenses	10,965	14,453
Insurance recoveries, net	2	-
(Benefit) Provision for employee separation expenses	(5)	39
Project costs and other expenses	68	27
Interest expense, net	36,481	32,426
Equity in loss of partnerships	2,356	1,429
Impairment of assets	42,271	262
(Gain) loss on sales of interests in real estate	(7,509)	217
Loss on sale of equity method investment	77	-
Loss on sales of real estate by equity method investee	-	10
Gain on sales of non operating real estate	(1,772)	-
NOI from consolidated properties(1)	$39,556	$39,464

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$47,786	$46,364	$770	$1,635	$48,556	$47,999
CAM reimbursement income	8,414	8,282	142	203	8,556	8,485
Real estate tax income	7,030	6,935	(20)	6	7,010	6,941
Percentage rent	1,527	1,376	-	-	1,527	1,376
Lease termination revenue	50	691	-	138	50	829
	64,807	63,648	892	1,982	65,699	65,630
Less: credit losses	(22)	(18)	118	(68)	96	(86)
Lease revenue	64,785	63,630	1,010	1,914	65,795	65,544
Expense reimbursements	4,767	4,523	97	127	4,864	4,650
Other real estate revenue	2,027	1,353	59	46	2,086	1,399
Total real estate revenue	71,579	69,506	1,166	2,087	72,745	71,593
Property operating expenses						-
CAM and real estate taxes	(25,707)	(25,126)	(858)	(1,282)	(26,566)	(26,408)
Utilities	(4,242)	(3,611)	(137)	(138)	(4,380)	(3,749)
Other property operating expenses	(2,095)	(1,803)	(151)	(169)	(2,244)	(1,972)
Total property operating expenses	(32,044)	(30,540)	(1,146)	(1,589)	(33,190)	(32,129)
NOI from consolidated properties(1)	39,535	38,966	20	498	39,555	39,464
Less: Lease termination revenue	50	691	-	138	50	829
NOI from consolidated properties excluding lease termination revenue(1)	$39,485	$38,275	$20	$360	$39,505	$38,635
% change in Same Store NOI from consolidated properties excluding lease termination revenue		3.2%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended September 30, 2022 and 2021

(in thousands)

	Three Months Ended September 30,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(2,356)	$(1,429)
Depreciation and amortization	2,678	3,095
Interest expense and other expenses, net	6,363	5,568
NOI from equity method investments at ownership share(1)	$6,685	$7,234

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$7,899	$7,213	$-	$541	$7,900	$7,754
CAM reimbursement income	1,958	1,754	(2)	147	1,956	1,901
Real estate tax income	1,114	862	(1)	111	1,113	973
Percentage rent	110	340	124	182	233	522
Lease termination revenue	-	42	-	8	-	50
	11,081	10,211	121	989	11,202	11,200
Less: credit losses	(105)	(57)	-	18	(105)	(39)
Lease revenue	10,976	10,154	121	1,007	11,097	11,161
Expense reimbursements	894	479	(2)	125	893	604
Other real estate revenue	425	673	-	196	424	869
Total real estate revenue	12,295	11,306	119	1,328	12,414	12,634
Property operating expenses
CAM and real estate taxes	(4,174)	(3,829)	(64)	(380)	(4,239)	(4,209)
Utilities	(751)	(253)	(1)	(59)	(752)	(312)
Other property operating expenses	(682)	(745)	(57)	(135)	(738)	(880)
Total property operating expenses	(5,607)	(4,827)	(122)	(574)	(5,729)	(5,401)
NOI from equity method investments at ownership share(1)	6,688	6,479	(3)	754	6,685	7,233
Less: Lease termination revenue	-	42	-	8	-	50
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$6,688	$6,437	$(3)	$746	$6,685	$7,183
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		3.9%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Nine Months Ended September 30, 2022 and 2021

(in thousands)

	Nine Months Ended September 30,
	2022	2021

Net loss	$(115,331)	$(107,758)
Other income	(377)	(430)
Depreciation and amortization	85,524	88,667
General and administrative expenses	32,192	39,819
Insurance recoveries, net	2	(670)
(Benefit) Provision for employee separation expenses	(6)	279
Project costs and other expenses	147	205
Interest expense, net	100,473	95,135
Impairment of assets	42,271	1,564
Equity in loss of partnerships	3,939	2,429
Gain on debt extinguishment, net	-	(4,587)
(Gain) loss on sales of interests in real estate	(9,210)	1,191
Gain on sale of equity method investment	(8,976)	-
Gain on sales of real estate by equity method investee	-	(1,337)
Reorganization expenses	-	267
Gain on sale of preferred equity interest	(3,688)	-
Gain on sales of interest in non operating real estate	(10,527)	-
NOI from consolidated properties(1)	$116,433	$114,774

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$142,202	$139,440	$2,461	$4,089	$144,663	$143,529
CAM reimbursement income	24,924	24,633	415	513	25,339	25,146
Real estate tax income	21,323	20,442	8	120	21,331	20,562
Percentage rent	1,940	1,581	172	-	2,112	1,581
Lease termination revenue	1,549	1,349	40	138	1,589	1,487
	191,938	187,445	3,096	4,860	195,034	192,305
Less: credit losses	759	1,091	95	168	854	1,259
Lease revenue	192,697	188,536	3,191	5,028	195,888	193,564
Expense reimbursements	12,933	12,064	290	372	13,223	12,436
Other real estate revenue	5,639	4,512	247	316	5,886	4,828
Total real estate revenue	211,269	205,112	3,728	5,716	214,997	210,828
Property operating expenses						-
CAM and real estate taxes	(77,020)	(75,652)	(3,491)	(4,247)	(80,511)	(79,899)
Utilities	(11,027)	(9,162)	(443)	(411)	(11,470)	(9,573)
Other property operating expenses	(6,096)	(6,009)	(487)	(573)	(6,583)	(6,582)
Total property operating expenses	(94,143)	(90,823)	(4,421)	(5,231)	(98,564)	(96,054)
NOI from consolidated properties(1)	117,126	114,289	(693)	485	116,433	114,774
Less: Lease termination revenue	1,549	1,349	40	138	1,589	1,487
NOI from consolidated properties excluding lease termination revenue(1)	$115,577	$112,940	$(733)	$347	$114,844	$113,287
% change in Same Store NOI from consolidated properties excluding lease termination revenue		2.3%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Nine Months Ended September 30, 2022 and 2021

(in thousands)

	Nine Months Ended September 30,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(3,939)	$(2,429)
Depreciation and amortization	8,673	9,257
Impairment of assets	-	265
Interest expense and other expenses, net	18,215	16,384
NOI from equity method investments at ownership share(1)	$22,949	$23,477

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$22,969	$21,853	$1,053	$1,649	$24,022	$23,502
CAM reimbursement income	5,737	5,656	288	420	6,025	6,076
Real estate tax income	2,887	2,682	213	328	3,100	3,010
Percentage rent	768	667	465	525	1,233	1,192
Lease termination revenue	846	2,554	9	8	855	2,562
	33,207	33,412	2,028	2,930	35,235	36,342
Less: credit losses	99	(278)	(20)	25	79	(253)
Lease revenue	33,306	33,134	2,008	2,955	35,314	36,089
Expense reimbursements	2,047	1,306	195	329	2,242	1,635
Other real estate revenue	1,703	1,380	97	276	1,800	1,656
Total real estate revenue	37,056	35,820	2,300	3,561	39,356	39,381
Property operating expenses
CAM and real estate taxes	(11,449)	(11,468)	(705)	(1,124)	(12,154)	(12,592)
Utilities	(1,788)	(863)	(94)	(140)	(1,882)	(1,003)
Other property operating expenses	(2,029)	(1,990)	(342)	(319)	(2,371)	(2,309)
Total property operating expenses	(15,266)	(14,321)	(1,141)	(1,583)	(16,407)	(15,904)
NOI from equity method investments at ownership share(1)	21,790	21,499	1,159	1,978	22,949	23,477
Less: Lease termination revenue	846	2,554	9	8	855	2,562
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$20,944	$18,945	$1,150	$1,970	$22,094	$20,915
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		10.6%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Nine Months Ended September 30, 2022 and 2021

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS (1)

Net loss	$(71,343)	$(38,398)	$(115,331)	$(107,758)
Depreciation and amortization on real estate:
Consolidated properties	27,752	28,812	84,628	87,653
PREIT's share of equity method investments	2,678	3,095	8,673	9,257
(Gain) loss on sales of interests in real estate	(7,509)	217	(9,210)	1,191
(Gain) loss on sale of equity method investment	77	-	(8,976)	-
(Gain) loss on sales of real estate by equity method investee	-	10	-	(1,337)
Impairment of Assets:
Consolidated properties	42,271	262	42,271	1,564
PREIT's share of equity method investments	-	-	-	265
Funds from operations attributable to common shareholders and OP Unit holders(1)	(6,074)	(6,002)	2,055	(9,165)
(Benefit) provision for employee separation expenses	(5)	39	(6)	279
(Gain) on hedge ineffectiveness	-	(532)	-	(2,329)
(Gain) on debt extinguishment, net	-	-	-	(4,587)
Insurance recoveries, net	2	-	2	(670)
(Gain) on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	-	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(6,077)	$(6,495)	$(1,637)	$(16,205)

(1) Funds from Operations is a Non-GAAP measures. See definition on pages 34.

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(6,077)	$(6,495)	$(1,637)	$(16,205)
Adjustments:
Straight line rent	(46)	(220)	452	(832)
Recurring capital expenditures	(2,133)	(1,353)	(3,902)	(3,278)
Tenant allowances	(2,744)	(2,644)	(5,322)	(7,324)
Amortization of non-cash deferred compensation	604	1,047	1,004	3,516
Capitalized leasing costs	(71)	(36)	(172)	(61)
Amortization of above- and below-market lease intangibles	(2)	(8)	(8)	(38)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(10,469)	$(9,709)	$(9,585)	$(24,222)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(1.13)	$(1.10)	$0.38	$(1.70)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(1.13)	$(1.20)	$(0.30)	$(3.00)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(1.94)	$(1.79)	$(1.78)	$(4.49)

Weighted average number of shares outstanding	5,317	5,279	5,313	5,222
Weighted average effect of full conversion of OP Units	69	82	69	115
Effect of common share equivalents	-	72	-	60
Total weighted average shares outstanding, including OP Units	5,386	5,433	5,382	5,397

(1) Non-GAAP measures. See definitions on pages 34-35.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)	September 30, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,980,963	$3,156,194
Construction in progress	41,218	45,828
Land held for development	2,058	4,339
Total investments in real estate	3,024,239	3,206,361
Accumulated depreciation	(1,407,395)	(1,405,260)
Net investments in real estate	1,616,844	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,907	16,525
OTHER ASSETS:
Cash and cash equivalents	21,063	43,852
Tenant and other receivables	31,179	42,501
Intangible assets (net of accumulated amortization of $22,578 and $21,598 at September 30, 2022 and December 31, 2021, respectively)	9,074	10,054
Deferred costs and other assets, net	113,569	128,923
Assets held for sale	86,408	8,780
Total assets	$1,886,044	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$761,230	$851,283
Term Loans, net	972,198	959,137
Revolving Facilities	26,078	54,549
Tenants’ deposits and deferred rent	11,994	10,180
Distributions in excess of partnership investments	89,702	71,570
Fair value of derivative instruments	—	8,427
Accrued expenses and other liabilities	72,876	89,331
Liabilities on assets held for sale	41,689	212
Total liabilities	1,975,767	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $100,561 and $95,791 at September 30, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $200,445 and $191,130 at September 30, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $144,337 and $137,891 at September 30, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,369 and 5,347 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5,369	5,347
Capital contributed in excess of par	1,858,124	1,851,866
Accumulated other comprehensive loss	3,297	(8,830)
Distributions in excess of net income	(1,945,988)	(1,832,375)
Total equity (deficit) – Pennsylvania Real Estate Investment Trust	(79,044)	16,162
Noncontrolling interest	(10,679)	(9,115)
Total equity (deficit)	(89,723)	7,047
Total liabilities and equity	$1,886,044	$2,051,736

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

(in thousands of dollars)	September 30, 2022	December 31, 2021
ASSETS:
Investments in real estate, at cost:
Operating properties	$378,067	$403,799
Construction in progress	4,891	5,430
Total investments in real estate	382,958	409,229
Accumulated depreciation	(120,978)	(120,996)
Net investments in real estate	261,980	288,233
Cash and cash equivalents	11,339	25,191
Deferred costs and other assets, net	74,409	75,944
Total assets	347,728	389,368
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	200,211	224,744
FDP Term Loan, net	55,772	97,301
Partnership Loan	103,130	57,771
Other liabilities	70,410	64,597
Total liabilities	429,523	444,413
Net investment	$(81,795)	$(55,045)
Reconciliation to comparable GAAP balance sheet item:

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended September 30, 2022

		Number	GLA	Term		Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	29	85,953	6.0		$44.62	N/A	N/A	N/A	N/A	$7.91
	Unconsolidated(4)	2	9,069	9.0		27.57	N/A	N/A	N/A	N/A	2.02
Total Under 10k sf		31	95,022	6.3		$42.99	N/A	N/A	N/A	N/A	$7.11

Over 10k sf	Consolidated	1	22,568	11.0		7.53	N/A	N/A	N/A	N/A	0.65
	Unconsolidated(4)	1	11,089	10.0		27.05					8.12
Total Over 10k sf		2	33,657	10.7		13.96					2.96
Total New Leases		33	128,679	7.4		$35.40	N/A	N/A	N/A	N/A	$5.55

Renewal Leases
Under 10k sf	Consolidated	27	61,282	3.0		$47.93	$47.37	$0.56	1.2%	3.2%	$-
	Unconsolidated(4)	4	5,631	4.7		$91.81	$78.36	13.45	17.2%	27.8%	-
Total Under 10k sf		31	66,913	3.1		$51.62	$49.98	$1.64	3.3%	6.8%	$-

Over 10k	Consolidated	4	84,990	4.4		23.53	20.57	2.96	14.4%	16.1%	$-
	Unconsolidated(4)	1	10,287	5.0		33.34	42.37	(9.03)	(21.3%)	(13.0%)
Total Over 10k sf		5	95,277	4.4		24.59	22.92	1.67	7.3%	11.3%	$-
Total Fixed Rent		36	162,190	3.9		$35.75	$34.09	$1.66	4.9%	8.7%	$-
Percentage in Lieu	Consolidated	20	84,339	1.9		$31.47	$40.54	$(9.07)	(22.4%)	N/A	$-
		-
Total Percentage in Lieu	Consolidated	20	84,339	1.9		31.47	40.54	(9.07)	(22.4%)	N/A	-
Total Renewal Leases		56	246,529	3.2	`	$34.28	$36.29	$(2.01)	(5.5%)
Total Non Anchor		89	375,208	4.7		$34.66

Anchor
New Leases		-	-	-		$-	N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	1	99,029	5.0		$1.20	$3.96	$(2.76)	(69.7%)		-
Total		1	99,029	5.0		$1.20
(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) As of September 30, 2022, we own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 8 leases and 36,076 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Nine Months Ended September 30, 2022

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	110	286,468	5.5	$37.58	N/A	N/A	N/A	N/A	$6.63
	Unconsolidated(4)	5	16,513	6.7	31.41	N/A	N/A	N/A	N/A	1.49
Total Under 10k sf		115	302,981	5.6	$37.24	N/A				$6.29

Over 10k sf	Consolidated	5	97,264	11.3	14.79	N/A	N/A	N/A	N/A	6.40
	Unconsolidated(4)	1	11,089	10.0	27.05	N/A	N/A	N/A	N/A	8.12
		6	108,353	11.2	16.04					6.56
Total New Leases		121	411,334	7.0	$31.66	N/A	N/A	N/A	N/A	$6.40

Renewal Leases
Under 10k sf	Consolidated	81	186,712	3.8	$56.14	$56.27	$(0.13)	(0.2%)	5.0%	$0.78
	Unconsolidated(4)	13	31,522	2.9	$71.79	$69.83	1.96	2.8%	6.1%	-
Total Under 10k sf		94	218,234	3.6	$58.40	$58.23	$0.17	0.3%	5.2%	$0.69

Over 10k sf	Consolidated	10	242,156	3.5	19.83	19.31	$0.52	2.7%	3.1%	1.17
	Unconsolidated(4)	1	10,287	5.0	33.34	42.37	(9.03)	(21.3%)	(13.0%)
Total Over 10k sf		11	252,443	3.6	20.38	20.25	0.13	0.6%	2.0%	$1.10
Total Fixed Rent		105	470,677	3.6	$38.01	$37.86	$0.15	0.4%	4.2%	$0.91
Percentage in Lieu	Consolidated	55	179,999	2.2	31.73	36.10	$(4.37)	(12.1%)		0.45

Total Percentage in Lieu	Consolidated	55	179,999	2.2	$31.73	$36.10	$(4.37)	(12.1%)		$0.45
Total Renewal Leases (4)	Unconsolidated(4)	160	650,676	3.2	$36.27	$37.37	$(1.10)	(2.9%)		$0.82
Total Non Anchor		281	1,062,010	4.7	$34.49

Anchor
New Leases		-	-	-	$-	N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	3	546,929	7.3	4.36	4.86	(0.50)	(10.3%)		-
Total		3	546,929	7.3	$4.36

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) During the nine months ended September 30, 2022, we owned a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 20 leases and 69,411 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	September 30, 2022								September 30, 2021
					Actual Occupancy		Leased Occupancy					Actual Occupancy
	% Rolling 12 Mo. NOI (5)	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor	Total	Non- Anchor	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	93.2%	$592	$55.70	11.1%	94.4%	91.4%	95.6%	93.2%	$536	$55.32	12.2%	89.6%	88.3%
Non-Core Malls (4)	0.9%	$289	$34.06	10.7%	51.7%	49.2%	51.7%	49.2%	$325	$29.93	14.6%	77.1%	49.8%
Malls Total	94.1%	$589	$55.42	11.1%	91.8%	89.6%	93.0%	91.4%	$528	$54.73	12.3%	88.8%	86.6%
Other Retail Properties	6.2%	N/A	$19.21	N/A	98.6%	98.5%	99.4%	99.3%	N/A	$19.02	N/A	92.6%	91.7%
Total Retail Properties	6.2%	$589	$47.16	11.1%	92.4%	90.6%	93.5%	92.2%	$528	$46.88	12.3%	89.1%	87.2%
Sold Properties	0.0%	N/A	$0.00	N/A			0.0%	0.0%	N/A	$43.47	N/A	74.9%	74.9%
Other Properties	-0.3%	N/A	$0.00	N/A			0.0%	0.0%	N/A		N/A	N/A	N/A
Total Portfolio	100.0%	$589	$47.16	11.1%	92.4%	90.6%	93.5%	92.2%	$528	$46.68	12.3%	88.8%	86.7%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3) Average gross rent for mall tenants greater than 10,000 sf was $21.71 per square foot as of September 30, 2022 and $22.06 per square foot as of September 30, 2021.

(4) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

(5) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	September 30, 2022				September 30, 2021			Change
	% of Mall NOI (3)	Avg Comp Sales (2)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	10.9%	$920	94.9%	93.9%	$712	94.4%	93.2%	29.2%	0.5%	0.7%
Willow Grove Park	5.7%	752	95.7%	92.6%	780	97.7%	96.1%	-3.6%	(2.0%)	(3.5%)
Lehigh Valley Mall	6.2%	646	88.6%	81.6%	592	89.1%	82.4%	9.1%	(0.5%)	(0.8%)
Woodland Mall	7.1%	642	96.6%	96.0%	615	84.8%	82.1%	4.4%	11.8%	13.9%
Dartmouth Mall	4.5%	582	93.2%	90.4%	539	96.2%	94.3%	8.0%	(3.0%)	(3.9%)
Mall at Prince George's	8.3%	573	99.6%	99.3%	558	83.3%	98.7%	2.7%	16.3%	0.6%
	42.7%	$710	94.5%	92.1%	$651	90.3%	90.4%	9.1%	4.2%	1.7%

Malls 7-12
Springfield Town Center	10.1%	573	90.1%	86.7%	554	90.7%	87.5%	3.4%	(0.6%)	(0.8%)
Capital City Mall	5.7%	531	98.7%	98.0%	457	97.3%	96.0%	16.2%	1.4%	2.0%
Jacksonville Mall	4.5%	529	99.1%	98.3%	507	99.9%	99.8%	4.3%	(0.8%)	(1.5%)
Viewmont Mall	4.5%	516	98.8%	97.5%	442	96.8%	93.3%	16.7%	2.0%	4.2%
Patrick Henry Mall	5.0%	506	94.4%	91.9%	445	95.3%	93.1%	13.7%	(0.9%)	(1.2%)
Magnolia Mall	3.1%	505	99.1%	98.5%	476	80.1%	95.9%	6.1%	19.0%	2.6%
	32.9%	$533	95.9%	93.5%	$487	92.6%	92.9%	9.4%	3.3%	0.6%

Malls 13-19
Valley Mall	4.9%	494	98.7%	97.1%	425	97.5%	94.4%	16.2%	1.2%	2.7%
Moorestown Mall	3.1%	455	96.4%	93.6%	413	79.3%	92.0%	10.2%	17.1%	1.6%
Springfield Mall	1.2%	432	95.4%	95.4%	412	88.4%	88.4%	4.9%	7.0%	7.0%
Francis Scott Key Mall	3.6%	425	96.8%	94.9%	378	92.2%	87.7%	12.4%	4.6%	7.2%
Cumberland Mall (4)	2.8%	424	96.2%	93.9%	396	90.5%	84.4%	7.1%	5.7%	9.5%
Plymouth Meeting Mall	4.3%	394	90.9%	86.6%	342	83.2%	75.3%	15.2%	7.7%	11.3%
Fashion District Philadelphia	3.6%	N/A	81.7%	76.8%	N/A	78.4%	72.6%	N/A	3.3%	4.2%
	23.5%	$440	95.6%	92.8%	$396	86.6%	83.0%	11.1%	9.0%	9.8%

All Core Malls	99.1%	$592	94.4%	91.4%	$536	89.6%	88.3%	10.4%	4.8%	3.1%

Non-Core Malls
Exton Square Mall	0.9%	289	51.7%	49.2%	325	77.1%	49.8%	-11.1%	(25.4%)	(0.6%)
All Non-Core Malls	0.9%	$289	51.7%	49.2%	$325	77.1%	49.8%	-11.1%	-25.4%	-0.6%

All Malls	100.0%	$589	91.8%	89.6%	$528	88.8%	86.6%	11.6%	3.0%	3.0%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

(3) NOI is a non-GAAP measure. See definition of NOI on page 34.

(4) Cumberland Mall is classified as an asset held for sale.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

September 30, 2022

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent(1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	33	6	39	4.1%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Totally Pagoda, Zales Jewelers, Banter by Piercing Pagoda	44	9	53	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	1	11	2.8%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline	16	4	20	2.8%
Victoria's Secret & Co.	Victoria's Secret, Pink	14	3	17	2.7%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.8%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	34	7	41	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Express, Inc	Express, Express Factory Outlet, Express Men	10	3	13	1.7%
Cineworld Group	Regal Cinemas	4	-	4	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	22	5	27	1.7%
Gap, Inc.	Banana Republic, Gap/Gap Kids, Old Navy	10	5	15	1.6%
Hennes & Mauritz L.P.	H & M	12	1	13	1.5%
JD Sports Fashion PLC	DTLR, Finish Line, Villa	11	2	13	1.5%
Authentic Brands Group LLC	Aeropostale, Forever 21, Lucky Brand Jeans	19	5	24	1.4%
Bath & Body Works, Inc.	Bath & Body Works	17	3	20	1.4%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	8	2	10	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	7	0	7	1.2%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	21	6	27	1.2%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Total Top 20 Tenants		310	66	376	38.2%
Total Leases		1,361	298	1,659	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of September 30, 2022.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of September 30, 2022

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and Prior	150	297,327	3.6%	19,843	17,122	6.2%	66.73
2023	284	1,350,686	16.4%	44,498	39,095	14.1%	32.95
2024	288	996,249	12.2%	44,643	39,605	14.3%	44.81
2025	221	956,749	11.7%	41,486	38,211	13.8%	43.36
2026	132	735,098	9.0%	29,607	26,550	9.6%	40.28
2027	140	905,263	11.1%	31,655	29,392	10.6%	34.97
2028	89	671,304	8.2%	25,362	23,493	8.5%	37.78
2029	73	520,067	6.3%	21,177	17,304	6.2%	40.72
2030	64	476,812	5.8%	20,972	17,881	6.4%	43.98
2031	40	405,504	5.0%	12,325	10,339	3.7%	30.40
Thereafter	65	875,434	10.7%	22,972	18,277	6.6%	26.24
Total/Average	1,546	8,190,493	100.0%	$314,540	$277,269	100.0%	$38.40

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and prior	2	376,694	7.9%	710	355	1.3%	1.88
2023	3	234,237	4.9%	942	942	3.6%	4.02
2024	4	485,531	10.2%	3,265	3,265	12.4%	6.73
2025	8	929,729	19.5%	2,045	2,045	7.8%	2.20
2026	6	470,638	9.8%	3,910	2,646	10.0%	8.31
2027	2	275,250	5.8%	1,743	1,743	6.6%	6.33
2028	10	1,196,137	24.9%	7,184	7,184	27.3%	6.01
2029	1	65,155	1.4%	2,210	2,210	8.4%	33.92
2030	2	85,718	1.8%	1,522	1,522	5.8%	17.75
2031	2	166,523	3.5%	932	932	3.5%	5.60
Thereafter	4	493,572	10.3%	3,513	3,513	13.3%	7.12
Total/Average	44	4,779,184	100.0%	$27,976	$26,357	100.0%	$5.85

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	177,885	6,759	624,254
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	243,628	408,154	42,642	1,311,309
					Macy's	304,600
Cumberland Mall (3)	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	132,298	154,642	25,540	952,012
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2026				44,445
		Power Warehouse	2023	116,934
		HomeGoods	2033				22,910
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	96,482	149,780	33,345	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			179,365	125,233	155,373	850,851
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2038				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	139,863	177,277	19,697	748,496
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2028	72,510			123,079	123,357	4,366	492,917
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	313,361	112,674	1,195,652
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	136,959	4,965	580,742
		Best Buy	2023	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2026				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	196,569	26,869	926,699
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	214,031	24,176	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			188,024	212,319	83,225	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	191,912	10,263	610,651
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2035	252,245	JCPenney	209,144	181,785	315,644	97,710	1,374,155
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince George's	Hyattsville, MD	Macy's	2028	195,655			268,818	243,158	3,391	846,208
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	209,391	10,704	828,983
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	161,003	6,680	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	252,919	26,557	1,036,148
		Nordstrom Rack	2024	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	302,056	19,174	982,252
					Macy's	157,316
		Phoenix Theatres	2037				46,922
Total Core Malls				4,480,445		3,568,077	3,490,551	4,065,650	714,110	16,318,833

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	48,037	133,512	391,025	990,145
		Round 1	2026	58,371
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	45,152	8,989	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	992,137	242,883	407,294	2,934,632
Total Portfolio				4,843,621		4,497,219	4,482,688	4,308,533	1,121,404	19,253,465

(1) Approximately 78,000 square feet of this space has been subleased to Primark.

(2) Former Sears was acquired by Cooper Hospital. The site is under development and currently not operating.

(3) Cumberland Mall is classified as an asset held for sale.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	September 30, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$139,148	$-	$65,349	$73,799	$-
Cherry Hill Mall	487,575	-	302,559	185,016	246,515
Dartmouth Mall	92,656	110	53,956	38,810	54,141
Francis Scott Key Mall	97,039	-	50,764	46,275	54,039
Jacksonville Mall	95,348	-	48,954	46,394	-
Magnolia Mall	108,028	-	59,635	48,393	-
Moorestown Mall	185,413	-	94,957	90,456	-
Patrick Henry Mall	157,968	-	84,954	73,014	83,598
Plymouth Meeting Mall	186,514	-	103,791	82,723	-
The Mall at Prince George's	138,080	218	79,231	59,067	-
Springfield Town Center	497,996	1,946	106,165	393,777	-
Valley Mall	150,374	1,229	63,530	88,073	-
Viewmont Mall	122,433	-	62,550	59,883	67,185
Willow Grove Park	233,351	37,609	125,765	145,195	146,222
Woodland Mall	288,975	106	105,169	183,912	110,650
Total Core Malls	2,980,898	41,218	1,407,329	1,614,787	762,350

Total Malls	$2,980,898	$41,218	$1,407,329	$1,614,787	$762,350

Other Properties
Land held for development	2,058	-	-	2,058	-
Total Investment in Real Estate	$2,982,956	$41,218	$1,407,329	$1,616,845	$762,350

Assets Held For Sale
Cumberland Mall	49,770	-	-	49,770	38,169
Exton Square Mall	29,067	-	-	29,067	-
The Mall at Prince George's	5,091	-	-	5,091	-
Moorestown Mall	447	-	-	447	-
Woodland Mall	1,054	-	-	1,054	-
Valley View Former Macy's Box	979	-	-	979	-
Total held for sale	$86,408	$-	$-	$86,408	$38,169
(1)
Refer to page 29-32 for further debt information regarding consolidated properties.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	September 30, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$166,151	$630	$(8,304)	$158,477	$115,306
Lehigh Valley Mall	57,192	686	(32,936)	24,942	91,173
Springfield Mall	58,744	60	(28,217)	30,587	28,475
Total Unconsolidated Malls	$282,087	$1,376	$(69,457)	$214,006	$234,954

Unconsolidated Other Retail Properties
Metroplex Shopping Center	46,625	2,749	(28,779)	20,595	40,000
The Court at Oxford Valley	28,411	-	(14,216)	14,196	16,615
Red Rose Commons	14,598	-	(6,101)	8,497	91,173
Total Unconsolidated Other Retail Properties	$89,634	$2,749	$(49,096)	$43,288	$147,788
Unconsolidated Property Under Development
Pavilion at Market East	6,346	765	(2,423)	4,688	$2,935
Total Investment in Real Estate	$378,067	$4,890	$(120,976)	$261,982	$385,677
(1)
Refer to pages 29-31 for further debt information regarding equity method investments at ownership share.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Nine Months Ended September 30, 2022

(in thousands)

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,209	$903	$2,112	$3,076	$1,191	$4,267
Tenant allowances	2,484	260	2,744	4,912	410	5,322
Recurring capital expenditures:
CAM expenditures	1,577	189	1,766	2,864	349	3,213
Non-CAM expenditures	365	2	367	685	4	689
Total recurring capital expenditures	1,942	191	2,133	3,549	353	3,902
Total	$5,635	$1,354	$6,989	$11,537	$1,954	$13,491

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2022

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$668,645	31.0%	$131,874	6.1%	$800,519	37.1%
Unconsolidated mortgage loans payable (3)	198,287	9.2%	2,935	0.1%	201,222	9.3%
Consolidated Term Loans (4)	300,000	13.9%	673,387	31.2%	973,387	45.1%
Unconsolidated Term Loans (5)	103,130	4.7%	55,772	2.6%	158,902	7.3%
2020 Revolving Facility	-	0.0%	26,078	1.2%	26,078	1.2%
Total Outstanding Debt	$1,270,062	58.8%	$890,046	41.2%	$2,160,108	100.0%
Average Stated Interest Rate	6.21%		9.58%		7.60%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,119.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $499.

(4) Excludes deferred financing costs of $1,190.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	7/1/2022	$1,012,338	$16,078	$1,128,680	$2,157,096
Mortgage loan amortization, including our share of debt of equity method investees		(10,597)	-	-	(10,597)
First Lien Revolver Borrowing		-	10,000	-	10,000
First Lien Term Loan Paydown		-	-	(14,502)	(14,502)
2018 FDP Term Loan Paydown		-	-	(41,530)	(41,530)
2020 FDP Partnership Loan Borrowing		-	-	43,596	43,596
Second Lien Term Loan PIK Interest		-	-	16,045	16,045
Ending Balance	9/30/2022	$1,001,741	$26,078	$1,132,289	$2,160,108
Weighted Average Balance		$1,009,020	$19,121	$1,131,401	$2,159,542

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2022 (continued)

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date		2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2022	$2,982	$(1,140)	$395,333	(2)	$26,078	$973,387	$(1,190)	$1,395,448
2023	10,596	(522)	89,579		-	55,772	-	155,425
2024	10,242	(228)	121,224		-	-	-	131,238
2025	9,031	(228)	237,644		-	-	-	246,447
2026	-	-	-		-	-	-	-
Thereafter	13,794	-	111,318		-	103,130	-	228,242
	$46,645	$(2,118)	$955,098		$26,078	$1,132,289	$(1,190)	$2,156,800

(1) The weighted average period to total debt maturity is 1.12 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage of $246.5 million for which, subsequent to the end of the quarter ended September 30, 2022, the maturity was extended through February 1, 2023.

Weighted Average Mortgage Interest Rates
Year	Balance (1)		Interest Rate
2022	$395,333	(2)	4.75%
2023	91,600		4.43%
2024	121,224		7.02%
2025	258,295		4.10%
2026	-		0.00%
Thereafter	135,289		3.79%
Total	$1,001,741		4.70%

(1) Includes our share of debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage of $246.5 million for which, subsequent to the end of the quarter ended September 30, 2022, the maturity was extended through February 1, 2023.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of September 30, 2022

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall (1)	$38,169	4.40%	$3,433	$38,157	August 2022	August 2022
Cherry Hill Mall	246,515	3.90%	16,980	251,120	September 2022	February 2023
Dartmouth Mall	54,141	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	34,524	5.00%	2,818	33,502	October 2023	October 2023
Francis Scott Key Mall	40,000	7.19%	2,876	40,000	June 2024	June 2024
Viewmont Mall	60,000	7.19%	4,314	60,000	June 2024	June 2024
Patrick Henry Mall	83,598	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	28,475	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	146,222	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	91,173	4.06%	5,768	79,789	November 2027	November 2027
Red Rose Commons (2)	16,615	3.28%	978	13,183	July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343	July 2031	July 2031

Total Fixed Rate Mortgage Loans	$866,932	4.39%	$60,361	$825,037

Variable Rate Mortgage Loans
Woodland Mall	110,650	6.75%	11,669	111,700	December 2022	December 2022
Pavilion East Associates (2)	2,935	6.31%	285	2,868	May 2023	May 2023
Francis Scott Key Mall	14,039	6.23%	874	14,039	June 2024	June 2024
Viewmont Mall	7,185	6.23%	448	7,185	June 2024	June 2024

Total Variable Rate Mortgage Loans	$134,809	6.66%	$13,276	$135,792
Total Mortgage Loans	$1,001,741	4.70%	$73,637	$960,829

Consolidated Mortgage Loans	$800,519	4.84%	$59,766	$786,846
Consolidated Deferred Financing Fees	(1,119)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	201,222	4.13%	13,871	173,983
Unconsolidated Deferred Financing Fees	(999)	N/A	N/A	N/A
First Lien Term Loan (3)	345,140	8.42%	29,059	345,140	December 2022	December 2023
Second Lien Term Loan	628,247	10.76%	67,577	628,247	December 2022	December 2023
2018 FDP Term Loan	55,772	6.06%	3,382	55,772	January 2023	January 2024
Term Loan Deferred Financing Fees	(1,190)	N/A	N/A	N/A
First Lien Revolver	26,078	6.06%	1,581	26,078	December 2022	December 2023
2020 FDP Partnership Loan	103,130	15.00%	15,469	103,130	December 2027	December 2027
Total	$2,156,800	7.60%	$190,705	$2,119,196
Amortization of Deferred Financing Fees	-	0.20%	—	—
Effective Interest Rate	$2,156,800	7.80%	$190,705	$2,119,196

(1) Mortgage balance, including accrued interest, was paid off in full in October 2022 upon the sale of the property.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

September 30, 2022
Debt Yield Ratio (1)
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	20.22%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.72%
Liquidity (1)
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$113.2
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of September 30, 2022, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on September 30, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended September 30, 2022 contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to satisfy our obligations or refinance our outstanding debt at or priort to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and,
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain/loss on hedge ineffectiveness, gain on sale of preferred equity interest and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sales of real estate and gain/loss on sale of preferred equity interest.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.